Exhibit 4L

                          LOAN AGREEMENT
NWK3: 352223.02
                          BY AND BETWEEN

                     THE STATE OF NEW JERSEY,

               ACTING BY AND THROUGH THE NEW JERSEY
              DEPARTMENT OF ENVIRONMENTAL PROTECTION,

                                AND

                   THE MOUNT HOLLY WATER COMPANY





                   DATED AS OF NOVEMBER 1, 1998

                               -ii-
                         TABLE OF CONTENTS

                                                               Page

EXHIBIT A  (1)    Description   of   Project   and    Environmental
Infrastructure System     A-1-1
           (2) Description of Loan  A-2-1

EXHIBIT B  Basis for Determination of Allowable Project Costs B-1

EXHIBIT C  Estimated Disbursement Schedule     C-1

EXHIBIT D  Specimen Borrower Bond   D-1

EXHIBIT E  Opinions of Borrower's Bond and General Counsels   E-1

EXHIBIT F  Additional Covenants and Requirements    F-1

EXHIBIT G  General Administrative Requirements for the State
                Environmental Infrastructure Financing ProgramG-1

                                -3-
    NEW JERSEY ENVIRONMENTAL INFRASTRUCTURE FUND LOAN AGREEMENT

      THIS LOAN AGREEMENT, made and entered into as of this 1st day of November, 1998, by and between THE STATE OF NEW JERSEY, acting by and through the New Jersey Department of Environmental Protection, and THE MOUNT HOLLY WATER COMPANY, a corporation duly created and validly existing under the laws of the State of New Jersey;

                         WITNESSETH THAT:

      WHEREAS, the Borrower has, in accordance with the Regulations, made timely application to the State for a Loan to finance a portion of the Cost of the Project (as each of the foregoing terms is defined in Section 1.01 hereof; all capitalized terms used in this Loan Agreement shall have, unless the context otherwise requires, the meanings set forth in said
Section 1.01);

      WHEREAS, the State has approved the Borrower's application for a Loan from Federal Funds, if and when received by and available to the State, and moneys from repayments of loans previously made from such Federal Funds, in an amount not to exceed Five Million Eight Hundred Ninety-Four Thousand Nine Hundred Nine Dollars ($5,894,909) to finance a portion of the Cost of the Project;

      WHEREAS, the New Jersey State Legislature has approved an appropriations act that authorizes an expenditure of said proceeds, Federal Funds or related moneys to finance a portion of the Cost of the Project;

      WHEREAS, the Borrower, in accordance with the Business Corporation Law and all other applicable law, will issue a Borrower Bond to the State evidencing said Loan at the Loan Closing; and

      WHEREAS, in accordance with the New Jersey Environmental Infrastructure Trust Act, P.L. 1985, c. 334, as amended, and the Regulations, the Borrower has been awarded a Trust Loan for a portion of the Cost of the Project plus, if applicable to the Borrower, capitalized interest on the Trust Loan, certain costs of issuance and bond insurance premium related thereto.

      NOW, THEREFORE, for and in consideration of the award of the Loan by the State, the Borrower agrees to complete the Project and to perform under this Loan Agreement in accordance with the conditions, covenants and procedures set forth herein and attached hereto as part hereof, as follows:

                             ARTICLE I


                            DEFINITIONS

      SECTION 1.01. Definitions. The following terms as used in this Loan Agreement shall, unless the context clearly requires otherwise, have the following meanings:

      "Administrative Fee" means an annual fee of up to one percent (1.0%) of the initial principal amount of the Loan or such lesser amount, if any, as may be authorized by any act of the New Jersey State Legislature and as the State may approve from time to time.

      "Authorized Officer" means, in the case of the Borrower, any person or persons authorized pursuant to a resolution of the board of directors of the Borrower to perform any act or execute any document relating to the Loan, the Borrower Bond or this Loan Agreement.

      "Borrower" means the corporation that is a party to and is described in the first paragraph of this Loan Agreement, and its successors and assigns.

      "Borrower Bond" means the general obligation bond, note, debenture or other evidence of indebtedness authorized, executed, attested and delivered by the Borrower to the State to evidence the Loan, a specimen of which is attached hereto as Exhibit D and made a part hereof.

      "Borrowers" means any other Local Government Unit or Private Entity (as such terms are defined in the Regulations) authorized to construct, operate and maintain Environmental Infrastructure Facilities that have entered into Loan Agreements with the State pursuant to which the State will make Loans to such recipients from Federal Funds.

      "Business Corporation Law" means the "New Jersey Business Corporation Act", constituting Chapter 263 of the Pamphlet Laws of 1968 of the State of New Jersey (codified at N.J.S.A. 14A:1-1 et seq.), as the same may from time to time be amended and supplemented.

      "Code" means the Internal Revenue Code of 1986, as the same may from time to time be amended and supplemented, including any regulations promulgated thereunder, any successor code thereto and any administrative or judicial interpretations thereof.

      "Cost" means those costs that are eligible, reasonable, necessary, allocable to the Project and permitted by generally accepted accounting principles, including Allowances and Building Costs (as defined in the Regulations), as shall be determined on a project-specific basis in accordance with the Regulations as set forth in Exhibit B hereto, as the same may be amended by subsequent eligible costs as evidenced by a certificate of an authorized officer of the State.

      "Environmental Infrastructure Facilities" means Water Supply Facilities (as such term is defined in the Regulations).

      "Environmental Infrastructure System" means the Environmental Infrastructure Facilities of the Borrower, including the Project, described in Exhibit A-1 attached hereto and made a part hereof for which the Borrower is borrowing the Loan under this Loan Agreement.

      "Event of Default" means any occurrence or event specified in Section 5.01 hereof.

      "Federal Funds" means those funds awarded to the State pursuant to the Clean Water Act (33 U.S.C. 1251 et seq.) or the Safe Drinking Water Act (42 U.S.C. 300f et seq.), as the same may from time to time be amended and supplemented.

      "Guarantor" means Elizabethtown Water Company, a New Jersey corporation.

      "Loan" means the loan made by the State to the Borrower to finance or refinance a portion of the Cost of the Project pursuant to this Loan Agreement. For all purposes of this Loan Agreement, the principal amount of the Loan at any time shall be the amount of the loan commitment set forth in Exhibit A-2 attached hereto and made a part hereof (such amount being also specified as the initial aggregate principal amount of the
Borrower Bond) less any amount of such principal amount that has been repaid by the Borrower under this Loan Agreement and less any adjustment made for low bid or final building costs pursuant to the provisions of N.J.A.C. 7:22-3.26 and the appropriations act of the New Jersey State Legislature authorizing the expenditure of moneys to finance a portion of the Cost of the Project.

      "Loan Agreement" means this Loan Agreement, including the Exhibits attached hereto, as it may be supplemented, modified or amended from time to time in accordance with the terms hereof.

      "Loan Agreements" means any other loan agreements entered into by and between the State and one or more of the Borrowers pursuant to which the State will make Loans to such Borrowers from Federal Funds.

      "Loan Closing" means the date upon which the Borrower shall deliver its Borrower Bond, as previously authorized, executed and attested, to the State.

      "Loan Repayments" means the repayments of the principal amount of the Loan payable by the Borrower pursuant to Section
3.03 of this Loan Agreement, including payments payable under the Borrower Bond, but excluding the Administrative Fee.

      "Loan Servicer" means, initially, First Union National Bank, the loan servicer for the Loan and the Trust Loan, duly appointed and designated as "Loan Servicer" pursuant to the Loan Servicing and Trust Bonds Security Agreement dated as of November 1, 1998 by and among the Trust, the State of New Jersey, acting by and through the Treasurer of the State of New Jersey on behalf of the New Jersey Department of Environmental Protection, and First Union National Bank, and any successors as "Loan Servicer" under such agreement, as the same may be modified, amended or supplemented from time to time in accordance with its terms.

      "Loan Term" means the term of this Loan Agreement provided in Sections 3.01 and 3.03 hereof and in Exhibit A-2 attached hereto and made a part hereof.

      "Loans" means the loans made by the State to the Borrowers under the Loan Agreements from Federal Funds.

      "Master Program Trust Agreement" means that certain Master Program Trust Agreement dated as of November 1, 1995 by and among the Trust, the State of New Jersey, United States Trust Company of New York, as Master Program Trustee thereunder, The Bank of New York (NJ), in several capacities thereunder, and First Fidelity Bank, N.A. (predecessor to First Union National Bank), in several capacities thereunder, as the same may be amended and supplemented from time to time in accordance with its terms.

      "Prime Rate" means the prevailing commercial interest rate announced by the Loan Servicer from time to time in the State of New Jersey as its prime lending rate.

      "Project" means the Environmental Infrastructure Facilities of the Borrower described in Exhibit A-1 attached hereto and made a part hereof, which constitutes a project for which the State is permitted to make a loan to the Borrower pursuant to the Regulations, all or a portion of the Cost of which is financed or refinanced by the State through the making of the Loan under this Loan Agreement.

      "Regulations" means the rules and regulations, as applicable, now or hereafter promulgated under N.J.A.C. 7:22-3 et seq., 7:22-4 et seq., 7:22-5 et seq., 7:22-9 et seq. and 7:22-10
et seq., as the same may from time to time be amended and supplemented.

      "State" means the State of New Jersey, acting, unless otherwise specifically indicated, by and through the New Jersey Department of Environmental Protection, and its successors and assigns.

      "Trust" means the New Jersey Environmental Infrastructure Trust, a public body corporate and politic with corporate succession duly created and validly existing under and by virtue of P.L. 1985, c. 334, as amended (N.J.S.A. 58:11B-1 et seq.).

      "Trust Loan" means the loan made to the Borrower by the Trust pursuant to the Trust Loan Agreement.

      "Trust Loan Agreement" means the loan agreement by and between the Borrower and the Trust dated as of November 1, 1998 to finance or refinance a portion of the Cost of the Project.

      Except as otherwise defined herein or where the context otherwise requires, words importing the singular number shall include the plural number and vice versa, and words importing persons shall include firms, associations, corporations, agencies and districts. Words importing one gender shall include the other gender.

                            ARTICLE II


             REPRESENTATIONS AND COVENANTS OF BORROWER

      SECTION 2.01. Representations of Borrower. The Borrower represents for the benefit of the State as follows:

      (a)  Organization and Authority.

           (i) The Borrower is a corporation duly created and validly existing under and pursuant to the Constitution and statutes of the State of New Jersey, including the Business Corporation Law.

           (ii) The acting officers of the Borrower who are contemporaneously herewith performing or have previously performed any action contemplated in this Loan Agreement either are or, at the time any such action was performed, were the duly appointed or elected officers of such Borrower empowered by applicable New Jersey law and, if applicable, authorized by resolution of the Borrower to perform such actions. To the extent any such action was performed by an officer no longer the duly acting officer of such Borrower, all such actions previously taken by such official are still in full force and effect.

           (iii) The Borrower has full legal right and authority and all necessary licenses and permits required as of the date hereof to own, operate and maintain its Environmental Infrastructure System, to carry on its activities relating thereto, to execute, attest and deliver this Loan Agreement and the Borrower Bond, to sell the Borrower Bond to the State, to undertake and complete the Project and to carry out and consummate all transactions contemplated by this Loan Agreement.

           (iv) The Borrower's board of directors has taken all necessary action to authorize the execution, attestation and delivery of this Loan Agreement and the Borrower Bond, the sale of the Borrower Bond to the State and the Borrower's undertaking and completion of the Project.

           (v) The Borrower has duly authorized, approved and consented to all necessary action to be taken by the Borrower for: (A) the execution, attestation, delivery and performance of this Loan Agreement and the transactions contemplated hereby; (B) the issuance of the Borrower Bond and the sale thereof to the State upon the terms set forth herein; and (C) the execution, delivery and due performance of any and all other certificates, agreements and instruments that may be required to be executed, delivered and performed by the Borrower in order to carry out, give effect to and consummate the transactions contemplated by this Loan Agreement.

           (vi) This Loan Agreement and the Borrower Bond have each been duly authorized by the Borrower and duly executed, attested and delivered by Authorized Officers of the Borrower, and the Borrower Bond has been duly sold by the Borrower to the State; and assuming that the State has all the requisite power and authority to authorize, execute, attest and deliver, and has duly authorized, executed, attested and delivered, this Loan Agreement, and assuming further that this Loan Agreement is the legal, valid and binding obligation of the State, enforceable against the State in accordance with its terms, each of this Loan
      Agreement and the Borrower Bond constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as the enforcement thereof may be affected by bankruptcy, insolvency or other laws or the application by a court of legal or equitable principles affecting creditors' rights; and the information contained under "Description of Loan" in Exhibit A-2 attached hereto and made a part hereof is true and accurate in all respects.

      (b) Full Disclosure. There is no fact that the Borrower has not disclosed to the State in writing on the Borrower's application for the Loan or otherwise that materially adversely affects or (so far as the Borrower can now foresee) that will materially adversely affect the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System, or the ability of the Borrower to make all Loan Repayments or otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond.

      (c) Pending Litigation. There are no proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower in any court or before any governmental authority or arbitration board or tribunal that, if adversely determined, would materially adversely affect (i) the undertaking or completion of the Project, (ii) the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System, (iii) the ability of the Borrower to make all Loan Repayments, (iv) the authorization, execution, attestation or delivery of this Loan Agreement or the Borrower Bond, (v) the issuance of the Borrower Bond and the sale thereof to the State, or (vi) the Borrower's ability otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond, which proceedings have not been previously disclosed in writing to the State either in the Borrower's application for the Loan or otherwise.

      (d) Compliance with Existing Laws and Agreements. (i) The authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond by the Borrower, (ii) the sale of the Borrower Bond to the State, (iii) the observation and performance by the Borrower of its duties, covenants, obligations and agreements hereunder and thereunder, (iv) the consummation of the transactions provided for in this Loan Agreement and the Borrower Bond, and (v) the undertaking and completion of the Project will not (A) other than the lien, charge or encumbrance created hereby, by the Borrower Bond and by any other outstanding debt obligations of the Borrower that are at parity with the Borrower Bond as to lien on, and source and security for payment thereon from, the revenues of the Borrower's Environmental Infrastructure System, result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Borrower pursuant to, (B) result in any breach of any of the terms, conditions or provisions of, or (C) constitute a default under, any existing resolution, outstanding debt or lease obligation, trust agreement, indenture, mortgage, deed of trust, loan agreement or other instrument to which the Borrower is a party or by which the Borrower, its Environmental Infrastructure System or any of its properties or assets may be bound, nor will such action result in any violation of the provisions of the charter or other document pursuant to which the Borrower was established or any laws, ordinances, injunctions, judgments, decrees, rules, regulations or existing orders of any court or governmental or administrative agency, authority or person to which the Borrower, its Environmental Infrastructure System or its properties or operations is subject.

      (e) No Defaults. No event has occurred and no condition exists that, upon the authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond, the issuance of the Borrower Bond and the sale thereof to the State or the receipt of the amount of the Loan, would constitute an Event of Default hereunder. Since December 31, 1975 and as of the date of delivery of this Loan Agreement, the Borrower has not been, and is not now, in default in the payment of the principal of or interest on any of its bonds, notes, lease purchase agreements or other debt obligations. The Borrower is not in
violation   of,  and  has  not  received   notice  of  any  claimed
violation of, any term of any agreement or other instrument to which it is a party or by which it, its Environmental
Infrastructure System or its properties may be bound, which violation would materially adversely affect the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System or the ability of the Borrower to make all Loan Repayments, to pay all principal of the Borrower Bond or otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond.

      (f) Governmental Consent. The Borrower has obtained all permits and approvals required to date by any governmental body or officer for the authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond, for the issuance of the Borrower Bond and the sale thereof to the State, for the making, observance and performance by the Borrower of its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond and for the undertaking or completion of the Project and the financing or refinancing thereof, including, but not limited to, the approval by the New Jersey Board of Public Utilities (the "BPU") of the issuance by the Borrower of the Borrower Bond to the State and any other approvals required therefor by the BPU; and the Borrower has complied  with  all  applicable  provisions  of law  requiring  any notification, declaration, filing or registration with any governmental body or officer in connection with the making, observance and performance by the Borrower of its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond or with the undertaking or completion of the Project and the financing or refinancing thereof. No consent, approval or authorization of, or filing, registration or qualification with, any governmental body or officer that has not been obtained is required on the part of the Borrower as a condition to the authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond, the issuance of the Borrower Bond and the sale thereof to the State, the undertaking or completion of the Project or the consummation of any transaction herein contemplated.

      (g)  Compliance with Law.  The Borrower:

           (i) is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, the failure to comply with which would materially adversely affect (A) the ability of the Borrower to conduct its activities or to undertake or complete the Project or (B) the condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System; and

           (ii) has obtained all licenses, permits, franchises or other governmental authorizations presently necessary for the ownership of its properties or for the conduct of its activities that, if not obtained, would materially adversely affect (A) the ability of the Borrower to conduct its activities or to undertake or complete the Project or (B) the condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System.

      (h) Use of Proceeds. The Borrower will apply the proceeds of the Loan from the State as described in Exhibit B attached hereto and made a part hereof (i) to finance or refinance a portion of the Cost of the Borrower's Project; and (ii) where applicable, to reimburse the Borrower for a portion of the Cost of the Borrower's Project, which portion was paid or incurred in anticipation of reimbursement by the State and is eligible for such reimbursement under and pursuant to the Regulations, the Code and any other applicable law. All of such costs constitute Costs for which the State is authorized to make Loans to the Borrower pursuant to the Regulations.

      SECTION 2.02.  Particular Covenants of Borrower.

      (a) Promise to Pay. The Borrower unconditionally promises to make punctual payment of the principal of the Loan and the Borrower Bond and all other amounts due under this Loan Agreement and the Borrower Bond according to their respective terms.

      (b)  Performance   Under   Loan   Agreement.   The   Borrower
covenants and agrees (i) to comply with all applicable State of New Jersey and federal laws, rules and regulations in the performance of this Loan Agreement; (ii) to maintain its Environmental Infrastructure System in good repair and operating condition; and (iii) to cooperate with the State in the observance and performance of the respective duties, covenants, obligations and agreements of the Borrower and the State under this Loan Agreement.

      (c) Revenue Obligation; No Prior Pledges. The Borrower shall not be required to make payments under this Loan Agreement except from the revenues of its Environmental Infrastructure System and from such other funds of such Environmental Infrastructure System legally available therefor and from any other sources pledged to such payment pursuant to subsection (a) of this Section 2.02. In no event shall the Borrower be required to make payments under this Loan Agreement from any revenues or receipts not derived from its Environmental Infrastructure System or pledged pursuant to subsection (a) of this Section 2.02. Except for (i) loan repayments required with respect to the Trust Loan, (ii) the debt service on any future bonds of the Borrower issued at parity with the Borrower Bond, and (iii) the debt service on any bonds, notes or evidences of indebtedness of the Borrower at parity with the Borrower Bond and currently outstanding or issued on the date hereof, the revenues derived by the Borrower from its Environmental Infrastructure System, after the payment of all costs of operating and maintaining the Environmental Infrastructure System, are and will be free and clear of any pledge, lien, charge or encumbrance thereon or with respect thereto prior to, or of equal rank with, the obligation of the Borrower to make Loan Repayments under this Loan Agreement and the Borrower Bond, and all corporate or other action on the part of the Borrower to that end has been and will be duly and validly taken.

      (d)  Completion   of  Project  and   Provision   of  Moneys
Therefor. The Borrower covenants and agrees (i) to exercise its best efforts in accordance with prudent environmental infrastructure utility practice to complete the Project and to accomplish such completion on or before the estimated Project completion date set forth in Exhibit G hereto and made a part hereof; (ii) to comply with the terms and provisions contained in Exhibit G hereto; and (iii) to provide from its own fiscal resources all moneys, in excess of the total amount of loan proceeds it receives under the Loan and Trust Loan, required to complete the Project.

      (e) Disposition of Environmental Infrastructure System. Neither the Borrower nor the Guarantor shall permit the disposition of all or substantially all of the Borrower's Environmental Infrastructure System, directly or indirectly, including, without limitation, by means of sale, lease, abandonment, sale of stock, statutory merger or otherwise (collectively, a "Disposition"), except on ninety (90) days' prior written notice to the State, and, in any event, shall not permit a Disposition unless the Borrower shall, in accordance with Section 4.02 hereof, assign this Loan Agreement and the Borrower Bond and its rights and interests hereunder and thereunder to the purchaser or lessee of the Environmental Infrastructure System, and such purchaser or lessee shall assume all duties, covenants, obligations and agreements of the Borrower under this Loan Agreement and the Borrower Bond.

      (f)  [Reserved.]

      (g)  Operation   and    Maintenance    of    Environmental
Infrastructure System. The Borrower covenants and agrees that it shall, in accordance with prudent environmental infrastructure utility practice, (i) at all times operate the properties of its Environmental Infrastructure System and any business in connection therewith in an efficient manner, (ii) maintain its Environmental Infrastructure System in good repair, working order and operating condition, and (iii) from time to time make all necessary and proper repairs, renewals, replacements, additions, betterments and improvements with respect to its Environmental Infrastructure System so that at all times the business carried on in connection therewith shall be properly and advantageously conducted.

      (h) Records and Accounts. The Borrower shall keep accurate records and accounts for its Environmental Infrastructure System (the "System Records"). Such System Records shall be part of the annual audit of the general records of the Guarantor. Such System Records and general records of the Guarantor shall be made available for inspection by the State at any reasonable time upon prior written notice, and a copy of such annual audit, including all written comments and recommendations, shall be furnished to the State within 150 days of the close of the fiscal year being so audited or, with the consent of the State, such additional period as may be provided by law.

      (i) Inspections; Information. The Borrower shall permit the State and any party designated by the State, at any and all reasonable times during construction of the Project and thereafter upon prior written notice, to examine, visit and inspect  the  property,  if any,  constituting  the  Project and to inspect and make copies of any accounts, books and records, including (without limitation) its records regarding receipts, disbursements, contracts, investments and any other matters relating thereto and to its financial standing, and shall supply such reports and information as the State may reasonably require in connection therewith.

      (j) Insurance. The Borrower shall maintain or cause to be maintained, in force, insurance policies with responsible insurers or self-insurance programs providing against risk of direct physical loss, damage or destruction of its Environmental Infrastructure System at least to the extent that similar insurance is usually carried by utilities constructing, operating and maintaining Environmental Infrastructure Facilities of the nature of the Borrower's Environmental Infrastructure System, including liability coverage, all to the extent available at reasonable cost but in no case less than will satisfy all applicable regulatory requirements.

      (k) Cost of Project. The Borrower certifies that the building cost of the Project, as listed in Exhibit B hereto and made a part hereof, is a reasonable and accurate estimation thereof, and it will supply to the State a certificate from a licensed professional engineer authorized to practice in the
State of New Jersey stating that such building cost is a reasonable and accurate estimation and that the useful life of the Project exceeds twenty (20) years from the expected date of the Loan Closing.

      (l) Delivery of Documents. Concurrently with the delivery of this Loan Agreement (as previously authorized, executed and attested) at the Loan Closing, the Borrower will cause to be delivered to the State each of the following items:

           (i) an opinion of the Borrower's bond counsel substantially in the form of Exhibit E hereto; provided, however, that the State may permit portions of such opinion to be rendered by general counsel to the Borrower and may permit variances in such opinion from the form set forth in Exhibit E if such variances are acceptable to the State;

           (ii) counterparts of this Loan Agreement as previously executed and attested by the parties hereto;

           (iii) copies of those resolutions finally adopted by the board of directors of the Borrower and requested by the State, including, without limitation, resolutions of the Borrower authorizing the execution, attestation and delivery of this Loan Agreement and the execution, attestation, sale and delivery of the Borrower Bond to the State, and certified copies of orders of the BPU approving the issuance by the Borrower of the Borrower Bond to the State and setting forth any other approvals required therefor by the BPU; and

           (iv) the certificates of insurance coverage as required pursuant to the terms of Section 3.06(c) hereof and such other certificates, documents, opinions and information as the State may require in Exhibit F hereto, if any.
      (m) Execution and Delivery of Borrower Bond. Concurrently with the delivery of this Loan Agreement at the Loan Closing, the Borrower shall also deliver to the State the Borrower Bond, as previously executed and attested.

      (n) Notice of Material Adverse Change. The Borrower shall promptly notify the State of any material adverse change in the properties, activities, prospects or condition (financial or otherwise)  of the  Borrower  or its  Environmental  Infrastructure
System, or in the ability of the Borrower to make all Loan Repayments and otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond.

      (o) Continuing Representations. The representations of the Borrower contained herein shall be true at the time of the execution of this Loan Agreement and at all times during the term of this Loan Agreement.

      (p) Additional Covenants and Requirements. No later than the Loan Closing and, if necessary, in connection with the making of the Loan, additional covenants and requirements have been included in Exhibit F hereto and made a part hereof. Such covenants and requirements may include, but need not be limited to, the maintenance of specified levels of Environmental Infrastructure System rates, the issuance of additional debt of the Borrower and the transfer of revenues and receipts from the
Borrower's Environmental Infrastructure System. The Borrower agrees to observe and comply with each such additional covenant and requirement, if any, included in Exhibit F hereto.

                            ARTICLE III


       LOAN TO BORROWER; AMOUNTS PAYABLE; GENERAL AGREEMENTS

      SECTION  3.01.  Loan;  Loan Term.  The State hereby agrees to make the Loan as described in Exhibit A-2 hereof and to disburse proceeds of the Loan to the Borrower in accordance with Section
3.02 and  Exhibit  C  hereof,  and the  Borrower  hereby  agrees to borrow and accept the Loan from the State upon the terms set forth in Exhibit A-2 attached hereto and made a part hereof; provided, however, that the State shall be under no obligation to make the Loan if (a) at the Loan Closing, the Borrower does not deliver to the State a Borrower Bond and such other documents required under Section 2.02(l) hereof, or (b) an Event of Default has occurred and is continuing under this Loan Agreement. Although the State intends to disburse proceeds of the Loan to the Borrower at the times and up to the amounts set forth in Exhibit C to pay a portion of the Cost of the Project, due to unforeseen circumstances there may not be sufficient Federal Funds on deposit on any date to make the disbursement in such amount. Nevertheless, the Borrower agrees that the aggregate principal amount set forth in Exhibit A-2 hereto shall constitute the initial principal amount of the Loan (as the same may be adjusted downward in accordance with the definition thereof), and the State shall have no obligation thereafter to loan any additional amounts to the Borrower.

      The Borrower shall have no legal or equitable interest in the Federal Funds received by and available to the State or in moneys from repayments of loans previously made from Federal Funds by the State.

      The Borrower shall use the proceeds of the Loan strictly in accordance with Section 2.01(h) hereof.

      The payment obligations created under this Loan Agreement and the obligations to pay the principal of and other amounts due under the Borrower Bond are each direct, general, irrevocable and unconditional obligations of the Borrower payable from any source legally available to the Borrower.

      SECTION 3.02. Disbursement of Loan Proceeds. (a) The State shall disburse Federal Funds earmarked for the Loan to the Borrower in accordance with the terms hereof. Before each and every disbursement of the proceeds of the Loan by the State to the Borrower, the Borrower shall in accordance with the procedures set forth in the Regulations submit to the State a requisition executed by an Authorized Officer of the Borrower.

      (b) The State shall not be under any obligation to disburse any Loan proceeds to the Borrower under this Loan Agreement, unless:

           (i) the Loan Closing shall have occurred on the date established therefor by the State;

           (ii) there shall be Federal Funds available from time to time to fund the Loan, as determined solely by the State;
           (iii) in accordance with the "New Jersey Environmental Infrastructure Trust Act", P.L. 1985, c. 334, as amended (N.J.S.A. 58:11B-1 et seq.), and the Regulations, the Borrower shall have timely applied for, shall have been awarded and, prior to or simultaneously with the Loan Closing, shall have closed a Trust Loan for a portion of the Allowable Costs (as defined in such regulations) of the Project in an amount not in excess of the amount of Allowable Costs of the Project covered by the Loan from the State, plus the amount of: (i) capitalized interest during the Project construction period, if any, (ii) the cost of funding reserve capacity for the Project, if any, as well as that portion of the Debt Service Reserve Fund (as defined in the Trust Loan Agreement) attributable to the cost of funding such reserve capacity for the Project, and (iii) certain issuance expenses related thereto, including, if applicable, a municipal bond insurance policy premium;

           (iv) the Borrower shall have on hand or otherwise available moneys to pay for the greater of (A) that portion of the total cost of the Project that is not eligible to be funded from the Loan or the Trust Loan, or (B) that portion of the total cost of the Project that exceeds the actual amounts of the loan commitments made by the State and the Trust, respectively, for the Loan and the Trust Loan; and

           (v) no Event of Default nor any event that, with the passage of time or service of notice or both, would constitute an Event of Default shall have occurred and be continuing hereunder.

      SECTION 3.03. Amounts Payable. (a) The Borrower shall repay the Loan at zero-interest in principal installments payable to the Loan Servicer semiannually on February 1 and August 1, commencing August 1, 2000, in accordance with the schedule set forth in Exhibit A-2 attached hereto and made a part hereof, as the same may be amended or modified by the State, in particular, without limitation, to make any adjustments to the amount of the Loan in accordance with the definition thereof; provided, however, that the amount of any reduction in the principal amount of the Loan pursuant to N.J.A.C. 7:22-3.26 shall be credited to the principal payments set forth in Exhibit A-2 in inverse order of their maturity. The obligations of the Borrower under the Borrower Bond shall be deemed to be amounts payable under this
Section 3.03. Each payment made to the Loan Servicer pursuant to the Borrower Bond shall be deemed to be a credit against the corresponding obligation of the Borrower under this Section 3.03, and any such payment made to the Loan Servicer shall fulfill the Borrower's obligation to pay such amount hereunder and under the Borrower Bond. Each payment made to the Loan Servicer pursuant to this Section 3.03 shall be applied to the principal of the Loan.

      (b) In addition to the principal payments on the Loan required by subsection (a) of this Section 3.03, the Borrower shall pay a late charge for any such payment that is received by the Loan Servicer later than the tenth (10th) day following its due date in an amount equal to the greater of twelve percent
(12%) per annum or the Prime Rate plus one half of one percent per annum on such late payment from its due date to the date actually paid; provided, however, that such late charge payable on the Loan shall not be in excess of the maximum interest rate permitted by law.

      (c) In addition to the Loan Repayments payable under subsections (a) and (b) of this Section 3.03, the Borrower shall pay one-half of the Administrative Fee, if any, to the Loan Servicer semiannually on each February 1 and August 1, commencing February 1, 1999 or such later date as the State authorizes, during the term of the Loan.

      SECTION 3.04. Unconditional Obligations. The obligation of the Borrower to make the Loan Repayments and all other payments required hereunder and the obligation to perform and observe the other duties, covenants, obligations and agreements on its part contained herein shall be absolute and unconditional, and shall not be abated, rebated, set-off, reduced, abrogated, terminated, waived, diminished, postponed or otherwise modified in any manner or to any extent whatsoever while any Loan Repayments remain unpaid, for any reason, regardless of any contingency, act of God, event or cause whatsoever, including (without limitation) any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, the taking by eminent domain or destruction of or damage to the Project or Environmental Infrastructure System, commercial frustration of the purpose, any change in the laws of the United States of America or of the State of New Jersey or any political subdivision of either or in the rules or regulations of any governmental authority, any failure of the State to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with the Project or this Loan Agreement, or any rights of set-off, recoupment, abatement or counterclaim that the Borrower might otherwise have against the State, the Loan Servicer or any other party or parties; provided, however, that payments hereunder shall not constitute a waiver of any such rights. The Borrower shall not be obligated to make any payments required to be made by any other Borrowers under separate Loan Agreements.

      SECTION 3.05.  Loan  Agreement to Survive Loan.  The Borrower
acknowledges that its duties, covenants, obligations and agreements set forth in Sections 3.06(a) and (b) hereof shall survive the payment in full of the Loan.

      SECTION 3.06. Disclaimer of Warranties and Indemnification. (a) The Borrower acknowledges and agrees that:
(i) the State does not make any warranty or representation, either express or implied, as to the value, design, condition, merchantability or fitness for particular purpose or fitness for any use of the Environmental Infrastructure System or the Project or any portions thereof or any other warranty or representation with respect thereto; (ii) in no event shall the State or its agents be liable or responsible for any incidental, indirect, special or consequential damages in connection with or arising out of this Loan Agreement or the Project or the existence, furnishing, functioning or use of the Environmental Infrastructure System or the Project or any item or products or services provided for in this Loan Agreement; and (iii) during the term of this Loan Agreement and to the fullest extent permitted by law, the Borrower shall indemnify and hold the State harmless against, and the Borrower shall pay any and all, liability, loss, cost, damage, claim, judgment or expense of any and all kinds or nature and however arising and imposed by law, which the State may sustain, be subject to or be caused to incur by reason of any claim, suit or action based upon personal injury, death or damage to property, whether real, personal or mixed, or upon or arising out of contracts entered into by the Borrower, the Borrower's ownership of the Environmental Infrastructure System or the Project, or the acquisition, construction or installation of the Project.
      (b) It is mutually agreed by the Borrower and the State that the State and its commissioners, officers, agents, servants or employees shall not be liable for, and shall be indemnified and saved harmless by the Borrower in any event from, any action performed under this Loan Agreement and any claim or suit of whatsoever nature, except in the event of loss or damage resulting from their own negligence or willful misconduct.

      (c)  In  connection   with  its  obligation  to  provide  the
insurance required under Section 2.02(j) hereof: (i) the Borrower shall include, or cause to be included, the State and its employees and officers as additional "named insureds" on (A) any certificate of liability insurance procured by the Borrower (or other similar document evidencing the liability insurance coverage procured by the Borrower) and (B) any certificate of liability insurance procured by any contractor or subcontractor for the Project, and from the latter of the date of the Loan
Closing or the date of the initiation of construction of the Project until the date the Borrower receives the written certificate of Project completion from the State, the Borrower shall maintain said liability insurance covering the State and said employees and officers in good standing; and (ii) the Borrower shall include the State as an additional "named insured" on any certificate of insurance providing against risk of direct physical loss, damage or destruction of the Environmental
Infrastructure System, and during the Loan Term the Borrower shall maintain said insurance covering the State in good standing.

      The Borrower shall provide the State with a copy of each of any such original, supplemental, amendatory or reissued certificates of insurance (or other similar documents evidencing the insurance coverage) required pursuant to this Section 3.06(c).

      SECTION  3.07.   Option  to  Prepay  Loan   Repayments.   The
Borrower may prepay the Loan Repayments, in whole or in part, upon not less than ninety (90) days' prior written notice to the State; provided, however, that any such full or partial prepayment may only be made (i) if the Borrower is not then in arrears on its Trust Loan, (ii) if the Borrower is contemporaneously making a full or partial prepayment of the Trust Loan such that, after the prepayment of the Loan and the Trust Loan, the Trust gives its consent required under Section 3.07(iii) of the Trust Loan Agreement, and (iii) upon the prior written approval of the State. Prepayments shall be applied to the principal payments on the portion of the Loan to be prepaid in inverse order of their maturity.

      SECTION 3.08. Priority of Loan and Trust Loan. (a) The Borrower hereby agrees that, to the extent allowed by law, including, without limitation, the appropriations act of the New Jersey State Legislature authorizing the expenditure of Trust bond proceeds to finance a portion of the Cost of the Project, any loan repayments then due and payable on the Borrower's Trust Loan, including, without limitation, any administrative fees and any late payment charges then due and payable under the Trust Loan Agreement, shall be satisfied by the Borrower before any Loan Repayments then due and payable hereunder on the Loan shall be satisfied by the Borrower.

      (b) The Borrower hereby acknowledges that in the event the Borrower fails or is unable to pay promptly to the Trust in full any loan repayments on the Trust Loan, then any Loan Repayments paid by the Borrower on the Loan under this Loan Agreement and received by the Loan Servicer during the time of any such loan repayment deficiency under the Trust Loan Agreement shall first be applied by the Loan Servicer to satisfy such Trust Loan Agreement loan repayment deficiency as a credit against the obligations of the Borrower to make loan repayments of that portion of interest under the Trust Loan Agreement that is allocable to the interest payable on the Trust Bonds (as defined in the Trust Loan Agreement) and to make payments of that portion of interest under the bond issued by the Borrower to the Trust that is allocable to the interest payable on the Trust Bonds, second, to the extent available, to make loan repayments of principal under the Trust Loan Agreement and payments of principal on the bond issued by the Borrower to the Trust pursuant to the Trust Loan Agreement, third, to the extent available, to the payment of the administrative fee payable under the Trust Loan Agreement and to make payments of that portion of interest under the bond issued by the Borrower to the Trust that is allocable to the administrative fee payable under the Trust Loan Agreement, fourth, to the extent available, to the payment of late charges payable under the Trust Loan Agreement and to make payments of that portion of interest under the bond issued by the Borrower to the Trust that is allocable to the late charges payable under the Trust Loan Agreement, and, finally, to the extent available, to make Loan Repayments on the Loan.

      (c) The Borrower hereby further acknowledges that any Loan Repayments paid by the Borrower on the Loan under this Loan Agreement shall be applied (i) according to Section 3(c) of the Loan Servicing and Trust Bonds Security Agreement (as defined in the definition of Loan Servicer herein) and (ii) according to the provisions of the Master Program Trust Agreement.

                            ARTICLE IV


          ASSIGNMENT OF LOAN AGREEMENT AND BORROWER BOND

      SECTION 4.01. Assignment and Transfer by State. The Borrower hereby approves and consents to any assignment or transfer of this Loan Agreement and the Borrower Bond that the State deems to be necessary in connection with the environmental infrastructure loan program of the State under the Regulations.

      SECTION 4.02. Assignment by Borrower. Neither this Loan Agreement nor the Borrower Bond may be assigned by the Borrower (except to the Guarantor, which shall occur pursuant to N.J.S.A. 14A:10-5.1 or such successor provision, upon notice to the State) for any reason, unless the following conditions shall be satisfied: (i) the State shall have approved said assignment in writing; (ii) the assignee shall have expressly assumed in writing the full and faithful observance and performance of the Borrower's duties, covenants, obligations and agreements under this Loan Agreement and, to the extent permitted under applicable law, the Borrower Bond; and (iii) immediately after such assignment, the assignee shall not be in default in the observance or performance of any duties, covenants, obligations or agreements of the Borrower under this Loan Agreement or the Borrower Bond.

                             ARTICLE V


                  EVENTS OF DEFAULT AND REMEDIES

      SECTION 5.01. Events of Default. If any of the following events occur, it is hereby defined as and declared to be and to constitute an "Event of Default":

      (a) failure by the Borrower to pay, or cause to be paid, any Loan Repayment required to be paid hereunder when due, which failure shall continue for a period of fifteen (15) days;

      (b) failure by the Borrower to pay, or cause to be paid, any late charges incurred hereunder or any portion thereof when due or to observe and perform any duty, covenant, obligation or agreement on its part to be observed or performed under this Loan Agreement, other than as referred to in subsection (a) of this
Section 5.01 or other than the obligations of the Borrower contained in Section 2.02(d)(ii) hereof and in Exhibit F hereto, which failure shall continue for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the State, unless the State shall agree in writing to an extension of such time prior to its expiration; provided, however, that if the failure stated in such notice is correctable but cannot be corrected within the applicable period, the State may not unreasonably withhold its consent to an extension of such time up to 120 days from the delivery of the written notice referred to above if corrective action is instituted by the Borrower within the applicable period and diligently pursued until the Event of Default is corrected;

      (c) any representation made by or on behalf of the Borrower contained in this Loan Agreement, or in any instrument furnished in compliance with or with reference to this Loan Agreement or the Loan, is false or misleading in any material respect;

      (d) a petition is filed by or against the Borrower under any federal or state bankruptcy or insolvency law or other similar law in effect on the date of this Loan Agreement or thereafter enacted, unless in the case of any such petition filed against the Borrower such petition shall be dismissed within thirty (30) days after such filing and such dismissal shall be final and not subject to appeal; or the Borrower shall become insolvent or bankrupt or shall make an assignment for the benefit of its creditors; or a custodian (including, without limitation, a receiver, liquidator or trustee) of the Borrower or any of its property shall be appointed by court order or take possession of the Borrower or its property or assets if such order remains in effect or such possession continues for more than thirty (30) days;

      (e) the Borrower shall generally fail to pay its debts as such debts become due; and

      (f) failure of the Borrower to observe or perform such additional duties, covenants, obligations, agreements or conditions as are required by the State and specified in Exhibit F attached hereto and made a part hereof.

      SECTION 5.02. Notice of Default. The Borrower shall give the State prompt telephonic notice of the occurrence of any Event of Default referred to in Section 5.01(d) or (e) hereof and of the occurrence of any other event or condition that constitutes an Event of Default at such time as any senior administrative or financial officer of the Borrower becomes aware of the existence thereof.

      SECTION 5.03. Remedies on Default. Whenever an Event of Default referred to in Section 5.01 hereof shall have occurred and be continuing, the State shall have the right to take whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due hereunder or to enforce the observance and performance of any duty, covenant, obligation or agreement of the Borrower hereunder.

      In addition, if an Event of Default referred to in Section 5.01(a) hereof shall have occurred and be continuing, the State shall, to the extent allowed by applicable law, have the right to declare all Loan Repayments and all other amounts due hereunder (including, without limitation, payments under the Borrower Bond) to be immediately due and payable, and upon notice to the Borrower the same shall become due and payable without further notice or demand.

      SECTION 5.04. Attorneys' Fees and Other Expenses. The Borrower shall on demand pay to the State the reasonable fees and expenses of attorneys and other reasonable expenses (including, without limitation, the reasonably allocated costs of in-house counsel and legal staff) incurred by the State in the collection of Loan Repayments or any other sum due hereunder or in the enforcement of the observation or performance of any other duties, covenants, obligations or agreements of the Borrower upon an Event of Default.

      SECTION 5.05. Application of Moneys. Any moneys collected by the State pursuant to Section 5.03 hereof shall be applied (a) first, to pay any attorneys' fees or other fees and expenses owed by the Borrower pursuant to Section 5.04 hereof, (b) second, to the extent available, to pay principal due and payable on the Loan, (c) third, to the extent available, to pay any other amounts due and payable hereunder, and (d) fourth, to the extent available, to pay principal on the Loan and other amounts payable hereunder as such amounts become due and payable.

      SECTION  5.06.  No  Remedy  Exclusive;   Waiver;  Notice.  No
remedy herein conferred upon or reserved to the State is intended to be exclusive, and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right, remedy or power accruing upon any Event of Default shall impair any such right, remedy or power or shall be construed to be a waiver thereof, but any such right, remedy or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the State to exercise any remedy reserved to it in this Article V, it shall not be necessary to give any notice other than such notice as may be required in this Article V.

      SECTION 5.07. Retention of State's Rights. Notwithstanding any assignment or transfer of this Loan Agreement pursuant to the provisions hereof, or anything else to the contrary contained herein, the State shall have the right upon the occurrence of an Event of Default to take any action, including (without limitation) bringing an action against the Borrower at law or in equity, as the State may, in its discretion, deem necessary to enforce the obligations of the Borrower to the State pursuant to
Section 5.03 hereof.

                            ARTICLE VI


                           MISCELLANEOUS

      SECTION 6.01. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when hand delivered or mailed by registered or certified mail, postage prepaid, to the Borrower at the address specified in Exhibit A-1 attached hereto and made a part hereof and to the State and the Loan Servicer at the following addresses:

      (a)  State:

                New Jersey Department of Environmental Protection
                Municipal Finance and Construction Element
                401 East State Street  3rd Floor
                Trenton, New Jersey  08625-0425
                Attention:  Assistant Director

                New Jersey Department of the Treasury
                Office of Public Finance
                State Street Square  5th Floor
                Trenton, New Jersey  08625-0002
                Attention:  Director

      (b)  Loan Servicer:

      First Union National Bank
                765 Broad Street
                Newark, New Jersey  07102
                Attention:  Corporate Trust Department

      Any of the foregoing parties may designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent by notice in writing given to the others.

      SECTION 6.02. Binding Effect. This Loan Agreement shall inure to the benefit of and shall be binding upon the State and the Borrower and their respective successors and assigns.

      SECTION  6.03.  Severability.  In the event any  provision of this Loan Agreement shall be held illegal, invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

      SECTION 6.04. Amendments, Supplements and Modifications. This Loan Agreement may not be amended, supplemented or modified without the prior written consent of the State and the Borrower.

      SECTION 6.05. Execution in Counterparts. This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      SECTION 6.06. Applicable Law and Regulations. This Loan Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, including the Regulations, which Regulations are, by this reference thereto, incorporated herein as part of this Loan Agreement.

      SECTION 6.07. Consents and Approvals. Whenever the written consent or approval of the State shall be required under the provisions of this Loan Agreement, such consent or approval may only be given by the State.

      SECTION 6.08. Captions. The captions or headings in this Loan Agreement are for convenience only and shall not in any way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

      SECTION 6.09. Further Assurances. The Borrower shall, at the request of the State, authorize, execute, attest, acknowledge and deliver such further resolutions, conveyances, transfers, assurances, financing statements and other instruments as may be necessary or desirable for better assuring, conveying, granting, assigning and confirming the rights, security interests and agreements granted or intended to be granted by this Loan Agreement and the Borrower Bond.

                         [Signature Page]
      IN WITNESS WHEREOF, the State and the Borrower have caused this Loan Agreement to be executed, sealed and delivered as of the date first above written.

                                    THE STATE OF NEW JERSEY,
                                    ACTING BY AND THROUGH THE
                                    NEW JERSEY DEPARTMENT OF
                                    ENVIRONMENTAL PROTECTION

[SEAL]

                                    By:________________________
ATTEST:                                   Robert C. Shinn, Jr.
                                          Commissioner,
Department of
                                          Environmental Protection

_____________________________
Nicholas G. Binder, P.E., P.P.
Assistant Director,
Municipal Finance and Construction Element,
Department of Environmental Protection

[SEAL]                              THE MOUNT HOLLY WATER
                                      COMPANY


ATTEST:
                                    By:________________________
                                          Authorized Officer

_____________________________
Authorized Officer


                                    Approval of New Jersey State
                                      Treasurer



                                    By:________________________
                                          James   A.   DiEleuterio,
Jr.
                                          New     Jersey      State
Treasurer

                               A-1-1
                            EXHIBIT A-1


  Description of Project and Environmental Infrastructure System

                               A-2-1
                            EXHIBIT A-2


                        Description of Loan

                                B-1
                             EXHIBIT B


        Basis for Determination of Allowable Project Costs

                                C-1
                             EXHIBIT C


                  Estimated Disbursement Schedule

                               D-31
                             EXHIBIT D


                      Specimen Borrower Bond

                   (To be supplied by Borrower's

         bond counsel in substantially the following form)


      IMPORTANT NOTE: The next two pages set forth the form of the Borrower Bond prepared by the Trust's Bond Counsel for municipal/county Borrowers. Although the Trust recognizes that each corporate Borrower has its own bond form as required pursuant to its Borrower Bond Resolution, please incorporate in the bond form the pertinent information from this municipal/county bond form (e.g., include the concept of principal amount or lesser amount under Section 3.01, reference to payments to the Loan Servicer, disbursement process, unconditional nature, prepayment, security and date).

                 SEE IMPORTANT NOTE ON PRIOR PAGE


      FOR VALUE RECEIVED, The Mount Holly Water Company, a corporation duly created and validly existing under the
Constitution and laws of the State of New Jersey (the "Borrower"), hereby promises to pay to the order of the State of New Jersey (the "State") the principal amount of Five Million Eight Hundred Ninety-Four Thousand Nine Hundred Nine Dollars ($5,894,909), or such lesser amount as shall be determined in accordance with Section 3.01 of the Loan Agreement (as hereinafter defined), at the times and in the amounts determined as provided in the Loan Agreement, plus any other amounts due and owing under the Loan Agreement at the times and in the amounts as provided therein. The Borrower irrevocably pledges its full faith and credit for the punctual payment of the principal of, and all other amounts due under, this Borrower Bond and the Loan Agreement according to their respective terms.

      This Borrower Bond is issued pursuant to the Loan Agreement dated as of November 1, 1998 by and between the State, acting by and through the New Jersey Department of Environmental Protection, and the Borrower (the "Loan Agreement"), and is issued in consideration of the loan made thereunder (the "Loan") and to evidence the payment obligations of the Borrower set forth in Section 3.03(a) thereof. Payments under this Borrower Bond shall, except as otherwise provided in the Loan Agreement, be made directly to the Loan Servicer (as defined in the Loan Agreement) for the account of the State. This Borrower Bond is subject to assignment or endorsement in accordance with the terms of the Loan Agreement. All of the terms, conditions and provisions of the Loan Agreement are, by this reference thereto, incorporated herein as part of this Borrower Bond.

      Pursuant to the Loan Agreement, disbursements shall be made by the State to the Borrower upon receipt by the State of requisitions from the Borrower executed and delivered in accordance with the requirements set forth in Section 3.02 of the Loan Agreement.

      This Borrower Bond is entitled to the benefits and is subject to the conditions of the Loan Agreement. The obligations of the Borrower to make the payments required hereunder shall be absolute and unconditional, without any defense or right of set-off, counterclaim or recoupment by reason of any default by the State under the Loan Agreement or under any other agreement between the Borrower and the State or out of any indebtedness or liability at any time owing to the Borrower by the State or for any other reason.

      This Borrower Bond is subject to optional prepayment under the terms and conditions, and in the amounts, provided in Section
3.07 of the Loan Agreement. To the extent allowed by applicable law, this Borrower Bond may be subject to acceleration under the terms and conditions, and in the amounts, provided in Section
5.03 of the Loan Agreement.

      To the extent provided by law, this Borrower Bond is junior and subordinate in all respects to any bonds of the Borrower issued on even date herewith to the New Jersey Environmental Infrastructure Trust as to lien on, and source and security for payment from, the revenues of the Borrower.

      IN WITNESS WHEREOF, the Borrower has caused this Borrower Bond to be duly executed, sealed and delivered as of this 15th day of October, 1998.

                                    THE MOUNT HOLLY WATER
                                      COMPANY

[SEAL]

                                    By:_______________________
ATTEST:                                   _____________



_______________________
By:_______________________
_______________                          _____________

                               E-35
                             EXHIBIT E


         Opinions of Borrower's Bond and General Counsels

                    See Closing Item No. 11.04

                [LETTERHEAD OF COUNSEL TO BORROWER]



                                    November 5, 1998

State of New Jersey
Department of Environmental Protection
401 East State Street
Trenton, New Jersey  08625

Ladies and Gentlemen:

      I have acted as counsel to The Mount Holly Water Company, a corporation duly organized and validly existing under the laws of the State of New Jersey (the "Borrower"), which has entered into a Loan Agreement (as hereinafter defined) with the State of New Jersey, acting by and through the New Jersey Department of Environmental Protection (the "State"), and have acted as such in connection with the authorization, execution, attestation and delivery by the Borrower of its Loan Agreement and Borrower Bond (as hereinafter defined) pursuant to the New Jersey Business Corporation Act, P.L. 1968, c. 263, as amended (the "Business Corporation Law"), and resolutions of the Board of Directors of the Borrower adopted on ________, 1998 (the "Resolutions"). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

      In so acting, I have examined the Constitution and laws of the State of New Jersey, including, without limitation, the Business Corporation Law, and the certificate of incorporation and by-laws of the Borrower. I have also examined originals, or copies certified or otherwise identified to my satisfaction, of the following:

      (a) the Loan Agreement dated as of November 1, 1998 (the "Loan Agreement") by and between the State and the Borrower;

      (b)  the  Resolutions  and the  proceedings  of the  Board of
Directors  of  the  Borrower   relating  to  the   undertaking  and
completion of the Project;

      (c) the Borrower Bond dated as of October 15, 1998 (the "Borrower Bond") issued by the Borrower to the State to evidence the Loan; and

      (d) the proceedings of the Board of Directors of the Borrower, including, without limitation, the Resolutions, relating to the authorization of the Borrower Bond and the sale, execution, attestation and delivery thereof to the State (the Loan Agreement and the Borrower Bond are referred to herein collectively as the "Loan Documents").

      I have also examined and relied upon originals, or copies certified or otherwise authenticated to my satisfaction, of such other records, documents, certificates and other instruments, and have made such investigation of law as in my judgment I have deemed necessary or appropriate, to enable me to render the opinions expressed below.
      I am of the opinion that:

      1. The Borrower is a corporation duly created and validly existing under and pursuant to the Constitution and statutes of the State of New Jersey, including the Business Corporation Law, with the legal right to carry on the business of its Environmental Infrastructure System as currently being conducted and as proposed to be conducted.

      2. The Borrower has full legal right and authority to execute, attest and deliver the Loan Documents, to sell the Borrower Bond to the State, to observe and perform its duties, covenants, obligations and agreements under the Loan Documents and to undertake and complete the Project.

      3. The acting officers of the Borrower who are contemporaneously herewith performing or have previously performed any action contemplated in the Loan Agreement are, and at the time any such action was performed were, the duly appointed or elected officers of the Borrower empowered by applicable New Jersey law and authorized by resolution of the Borrower to perform such actions.

      4.   The  proceedings  of the  Borrower's  Board of Directors
(i) approving the Loan Documents, (ii) authorizing their execution, attestation and delivery on behalf of the Borrower,
(iii) with respect to the Borrower Bond only, authorizing its sale by the Borrower to the State, (iv) authorizing the Borrower to consummate the transactions contemplated by the Loan Documents, (v) authorizing the Borrower to undertake and complete the Project, and (vi) authorizing the execution and delivery of all other certificates, agreements, documents and instruments in connection with the execution, attestation and delivery of the Loan Documents, have each been duly and lawfully adopted and authorized in accordance with applicable law, including, without limitation, the Business Corporation Law.

      5. The Loan Documents have been duly authorized, executed, attested and delivered by the Authorized Officers of the Borrower and the Borrower Bond has been duly sold by the Borrower to the State; and assuming in the case of the Loan Agreement that the State has the requisite power and authority to authorize, execute, attest and deliver, and has duly authorized, executed, attested and delivered, the Loan Agreement, the Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject, however, to the effect of, and to restrictions and limitations imposed by or resulting from, bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally. No opinion is rendered as to the availability of any particular remedy.

      6. The authorization, execution, attestation and delivery of the Loan Documents by the Borrower and, in the case of the Borrower Bond only, the sale thereof to the State, the observation and performance by the Borrower of its duties, covenants, obligations and agreements thereunder, the consummation of the transactions contemplated therein, and the undertaking and completion of the Project do not and will not (i) other than the lien, charge or encumbrance created by the Loan Documents and by any other outstanding debt obligations of the Borrower that are at parity with the Borrower Bond as to lien on, and source and security for payment thereon from, the revenues of the Borrower, result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the
Borrower pursuant to, (ii) result in any breach of any of the terms, conditions or provisions of, or (iii) constitute a default under, any outstanding debt or lease obligation, trust agreement, indenture, mortgage, deed of trust, loan agreement or other instrument to which the Borrower is a party or by which the Borrower, its Environmental Infrastructure System or any of its properties or assets may be bound, nor will such action result in any violation of the provisions of the charter or other document pursuant to which the Borrower was established or any laws, ordinances, injunctions, judgments, decrees, rules, regulations or existing orders of any court or governmental or administrative agency, authority or person to which the Borrower, its
Environmental   Infrastructure   System   or  its   properties   or
operations is subject.

      7. All approvals, consents or authorizations of, or registrations of or filings with, any governmental or public agency, authority or person required to date on the part of the Borrower in connection with the authorization, execution, attestation, delivery and performance of the Loan Documents, the sale of the Borrower Bond and the undertaking and completion of the Project have been obtained or made.

      8. There is no litigation or other proceeding pending or, to my knowledge, after due inquiry, threatened in any court or other tribunal of competent jurisdiction (either State or federal) (i) questioning the creation, organization or existence of the Borrower, (ii) questioning the validity, legality or enforceability of the Resolutions, the Loan or the Loan Documents, (iii) questioning the undertaking or completion of the Project, (iv) otherwise challenging the Borrower's ability to consummate the transactions contemplated by the Loan or the Loan Documents, or (v) that, if adversely decided, would have a materially adverse impact on the financial condition of the Borrower.

      9. Other than its bond dated as of October 15, 1998 issued to the New Jersey Environmental Infrastructure Trust, the Borrower has no bonds, notes or other debt obligations outstanding that are superior or senior to the Borrower Bond as to lien on, and source and security for payment thereof from, the revenues of the Borrower.

      I hereby authorize McCarter & English, LLP, acting as bond counsel to the State in connection with the Loan, and the Attorney General of the State of New Jersey, acting as general counsel to the State in connection with the Loan, to rely on this opinion as if I had addressed this opinion to them in addition to you.

                                    Very truly yours,

                               F-39
                             EXHIBIT F


               Additional Covenants and Requirements

Guaranty of Loan:

      The repayment of the Loan will be guaranteed by the Guarantor pursuant to the terms and conditions as set forth in that certain Guaranty made and delivered as of November 1, 1998 by the Guarantor, a copy of which is attached hereto.

                               G-40
                             EXHIBIT G


            General Administrative Requirements for the
       State Environmental Infrastructure Financing Program